SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                       Date of Report:  December 16, 1998



                                 MEDIMMUNE, INC.
             (Exact name of registrant as specified in its charter)



                        Commission File Number:  0-19131




          Delaware                                    52-1555759
     (State of Incorporation)                     (I.R.S. Employer
                                                  Identification No.)



     35 West Watkins Mill Road, Gaithersburg, MD      20878
     (Address of principal executive offices)       (Zip Code)


          Registrant's telephone number, including area code (301) 417-0770


                  No Exhibits are being filed with this report


CytoGam and RespiGam are registered trademarks of the Company and Synagis is a trademark.


                                 MEDIMMUNE, INC.
                           Current Report on Form 8-K


ITEM 5.  OTHER EVENTS

MedImmune, Inc. reported the information contained in the following press release dated December 14, 1998:

 MEDIMMUNE AND BIOTRANSPLANT ANNOUNCE INITIATION OF TWO NEW CLINICAL STUDIES AND
                       ORPHAN DRUG DESIGNATION OF MEDI-507

Gaithersburg, MD, and Charlestown, MA, December 14, 1998 -- MedImmune, Inc. (Nasdaq: MEDI) and BioTransplant Incorporated (Nasdaq: BTRN) today announced their plans to initiate two new Phase 1/2 clinical trials to evaluate MEDI-507 as treatment for acute graft-versus-host disease (GvHD) in steroid-naive adults and pediatric patients. Additionally, MedImmune announced MEDI-507 has received orphan drug designation from the United States Food and Drug Administration
(FDA), providing the Company seven years of market exclusivity if MedImmune is the first to receive marketing approval for the orphan drug in the designated indication. MEDI-507 specifically targets immune cells believed responsible for organ rejection and GvHD. The companies believe MEDI-507 may have several potential applications in transplantation medicine and autoimmune diseases.

In the first study which is placebo-controlled, adult steroid-naive bone marrow transplant (BMT) or stem cell transplant (SCT) recipients will receive MEDI-507 combined with corticosteroids (methylprednisolone) for initial treatment of acute GvHD. Because this study would be the first to evaluate MEDI-507 as part of initial treatment of GvHD, all patients are expected to receive the standard initial GvHD treatment with corticosteroids. It is anticipated that this Phase 1/2 trial will include up to 32 patients recruited from up to 15 centers. The trial protocol has been approved by the FDA, and patient recruitment has begun.

In the second study, MEDI-507 will be assessed in an open-label trial for its ability to treat GvHD in pediatric BMT or SCT patients. There is a high morbidity and mortality rate associated with acute GvHD, and currently there are no agents approved for the treatment of this disease in children. Up to 20 pediatric patients (age 2-17) are expected to be recruited from at least ten centers for this Phase 1/2 study. The clinical trial protocol has been submitted for approval to the FDA and if approved, the study will commence enrollment following the entry of initial patients in the adult trial.

Additionally, the companies also announced the conclusion of the initial Phase 1/2 study evaluating MEDI-507 for the treatment of GvHD in adult steroid-resistant SCT or BMT patients. The data from this trial are currently being analyzed. The results of this trial are expected to be presented at a medical conference in 1999.

MedImmune has received orphan drug designation from the Office of Orphan Products Development of the FDA for MEDI-507 for the treatment of GvHD. The Orphan Drug Act was established to encourage development of drugs for rare diseases and conditions affecting a small patient population (generally less than 200,000 people). Orphan designation of a product can potentially provide a company with seven years of market exclusivity if the company is the first to receive FDA product marketing approval for the orphan drug in the designated indication. Additionally, this designation provides a company with tax credits of 50 percent for clinical research expenses and the opportunity for clinical research grants.

MEDI-507 is the humanized form of the murine monoclonal antibody, BTI-322. In pilot clinical trials in over 100 patients in the United States and Europe, BTI-322 has suggested potential clinical benefit in the studied population and has been generally well-tolerated. In a Phase 1/2 clinical trial evaluating BTI-322 for treatment of acute GvHD in BMT patients unresponsive to steroid therapy, the compound was well tolerated and 55 percent of the patients responded positively to treatment, with either a complete response or a reduction in grade of GvHD.
A Phase 1/2 trial has been completed for the prevention of acute renal transplant rejection in which BTI-322 was given at the time of organ transplantation. Results of the trial suggested a 58 percent reduction at two years post-transplant in the incidence of kidney graft rejection episodes compared to conventional triple drug therapy alone.

Both MEDI-507 and BTI-322 bind specifically to the CD2 antigen receptor found on T cells and natural killer (NK) cells. Previous in vitro studies have suggested that MEDI-507 has the ability to inhibit selectively the response of T cells directed at transplant antigens while subsequently allowing immune cells to respond normally to other antigens. BTI-322 was initially discovered by Drs. Herve Bazin and Dominique Latinne at the Experimental Immunology Unit of the Catholic University of Louvain in Belgium.

BioTransplant Incorporated, located in Charlestown, Massachusetts, is developing proprietary pharmaceuticals and organ transplantation systems, which represent a comprehensive approach to inducing long-term functional transplantation tolerance in humans. BioTransplant's product candidates, which utilize BioTransplant's ImmunoCognance (trademark) technology, are intended to reduce or eliminate the need for lifelong immunosuppressive therapy, increase the supply of transplantable organs and reduce the cost of treating end-stage organ disease. MedImmune is developing MEDI-507 under license from BioTransplant, and BioTransplant has retained the right to use BTI-322 and/or MEDI-507 in its proprietary ImmunoCognance (trademark) systems, which are designed to reeducate the immune system to accept foreign tissue: the AlloMune (trademark) System for human-to-human transplantation, and the XenoMune (trademark) System for porcine-to-human transplantation.

MedImmune, located in Gaithersburg, Maryland, is a biotechnology company focused on developing and marketing products for the prevention and treatment of infectious diseases and for use in transplantation medicine. MedImmune currently markets three products through its hospital-based sales force and has four new product candidates in clinical trials. In October 1995, MedImmune and BioTransplant established a strategic alliance for development of BTI-322 and any future generation products, such as MEDI-507, for use in organ transplantation and other indications.

This announcement may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in both companies' filings with the U.S. Securities and Exchange Commission.




(REGISTRANT)      MEDIMMUNE, INC.




BY (SIGNATURE)    /s/ David M. Mott
(NAME AND TITLE)  David M. Mott, Vice Chairman and Chief Financial Officer

(DATE)            December 16, 1998